EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HEAT BIOLOGICS,INC.

Heat Biologics, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Heat Biologics, Inc.” The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 10, 2008, the First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 16, 2009, and the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 16,2011. The Third Amended and Restated Certificate of Incorporation (“Third Amended and Restated Certificate”) was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware on March 21, 2013. The Third Amended and Restated Certificate is hereby amended as follows:

Article I of the Third Amended and Restated Certificate is hereby deleted in its entirety and replaced by the following:

“Article I.

The name of the Corporation is NightHawk Biosciences, Inc. (the “Corporation”).”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section

242 of the General Corporation Law of the State of Delaware.

3. This Certificate of Amendment shall be effective as of at 12:01 a.m. Eastern Time on May 3, 2022.

IN WITNESSWHEREOF, the Corporation has caused this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation to be signed by Jeffrey Wolf, its Chairman, Chief Executive Officer and President, this 28th day of April, 2022.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Jeffrey Wolf
Chairman, Chief Executive Officer and President

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:17 AM 04/29/2022
FILED 10:17 AM 04/29/2022
SR 20221692620 - File Number 4559175